FIRST AMENDMENT TO PROMISSORY NOTES

THIS FIRST AMENDMENT TO PROMISSORY NOTES (this “Amendment”), is made as of the 25th day of August 2014, by and between American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“Maker”), and Barceló Crestline Corporation, a Maryland corporation (“BCC”).

WITNESSETH :

WHEREAS, multiple subsidiaries of Maker and multiple subsidiaries of BCC entered into such Agreement of Purchase and Sale dated January 30, 2014 (as amended, modified, or supplemented from time to time, the “PSA”);

WHEREAS, the PSA provided one deferred payment of $3,000,000 owed on the first anniversary of the closing of the transaction (the “First GA Tech Payment”) and another deferred payment of $500,000 on the second anniversary of the closing of the transaction (the “Second GA Tech Payment”, collectively such First GA Tech Payment and Second GA Tech Payment shall herein be referred to as “GA Tech Payments”);

WHEREAS, Maker delivered to BCC a promissory note date March 21, 2014 in the amount of $58,074,056.52 (the “First Promissory Note”) and delivered a promissory note dated March 21, 2014 in the amount of $5,000,000 (the “Second Promissory Note”, collectively such First Promissory Note and Second Promissory Note shall herein be referred to as “Promissory Notes”);

WHEREAS, a subsidiary of Maker, American Realty Capital Hospitality Portfolio Member, LLC, entered into a Real Estate Sale Agreement, dated as of May 23, 2014, relating to the acquisition of a portfolio of one hundred and twenty-six (126) hotels, as more particularly described therein (the closing of such transaction shall herein be referred to as the “Equity Inns Closing”); and

WHEREAS, Maker and BCC desire to amend the Promissory Notes on the terms and subject to the provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the First Promissory Note.

2. COMBINATION OF NOTES. Maker and BCC agree to pool the First Promissory Note and the Second Promissory Note into one combined note with the amount of outstanding principal of SIXTY THREE MILLION SEVENTY FOUR THOUSAND FIFTY

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SIX AND 52/100 DOLLARS ($63,074,056.52) and the terms of which shall be governed by the terms set forth in the First Promissory Note, as modified herein.

3. MATURITY DATE. The first sentence in Section 2 of the First Promissory Note is hereby deleted in its entirety and replaced with the following:

“The entire principal balance of this Note, together with all accrued and unpaid interest thereon, if any, and any and all other amounts payable by Maker under this Note, shall be fully and immediately due and payable by Maker within ten (10) business days after the date that the common equity raised by Maker or its parent corporation, American Realty Capital Hospitality Trust, Inc., with respect to Qualified Capital Raises (hereinafter defined) exceed Seventy Million and 00/100 Dollars ($70,000,000.00). “Qualified Equity Raise” shall mean common equity raised by Maker or its parent corporation, American Realty Capital Hospitality Trust, Inc. (excluding any such common equity raised on or prior to the Equity Inns Closing).”

4. GA TECH PAYMENTS. The GA Tech Payments shall become due and payable upon the Maturity Date as set forth in Section 3 of this Amendment. The GA Tech Payments shall not be subject to any other terms of the First Promissory Note.

5. REVERSION INTO MULTIPLE NOTES. This Amendment shall continue in effect until 11:59 PM EDT on March 31, 2015. If the Equity Inns Closing has not occurred by 11:59 PM EDT on March 31, 2015, the terms of this Amendment shall become null and void, the principal amounts shall revert to being split between the First Promissory Note and the Second Promissory Note, and the Promissory Notes and all the terms contained therein shall be in full effect as if this Amendment never existed. The GA Tech Payments shall also revert and shall only be governed by the terms set forth in the PSA if this Amendment becomes null and void.

6. CONTINUING EFFECT. Maker and BCC hereby agree and acknowledge that, except to the extent expressly modified herein, the terms of the First Promissory Note shall remain in full force and effect.

7. ENTIRE AGREEMENT. This Amendment, read with the terms of the First Promissory Note not amended herein, constitutes the entire understanding between the parties hereto with respect to the repayment of the Promissory Notes. No terms may be changed orally but only by an agreement in writing signed by the parties hereto.

8. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The parties hereto may execute and deliver this Amendment by forwarding a portable document format (PDF) copy of this Amendment executed by each such parties, and the parties agree and intend that each such signature shall have the same effect as an original signature, that the parties shall be bound by such means of execution and delivery, and that the parties hereby waive any defense to validity based on any such copies or signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

MAKER:

AMERICAN REALTY CAPITAL HOSPITALITY
OPERATING PARTNERSHIP, L.P., a Delaware
limited partnership

By:	American Realty Capital Hospitality Trust,
Inc., a Maryland corporation, its general partner

	By:	/s/ Jonathan P. Mehlman
		Name:	Jonathan P. Mehlman
		Title:	Executive Vice President & CIO

BCC:

Barceló Crestline Corporation,
a Maryland corporation

By:	/s/ Vicente Fenollar
	Name:	Vicente Fenollar
	Title:	CFO

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